Exhibit 10.1
EXECUTION VERSION

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SECOND LIEN PLEDGE AND SECURITY AGREEMENT

dated as of

July 1, 2020

among

CENTURY ALUMINUM COMPANY,
the other Grantors party hereto

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS AND SECURITY INTERESTS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THE TERMS OF THIS AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN.

Schedules
Schedule I    Initial Pledged Equity
Schedule II    Excluded Equipment
Schedule III    Equipment Locations

Exhibits
Exhibit A    Form of Security Agreement Supplement
Exhibit B    Perfection Certificate

This SECOND LIEN PLEDGE AND SECURITY AGREEMENT (this “Security Agreement”) is made and entered into as of July 1, 2020 by Century Aluminum Company, a Delaware corporation (with its successors, the “Company”), the Subsidiaries of the Company so listed on the signature pages hereof (each, together with its successors and the Company, a “Grantor” and, collectively with the Company and any other Person that becomes a Grantor hereunder from time to time pursuant to Section 18, the “Grantors”), in favor of Wilmington Trust, National Association, a national banking association (“Wilmington Trust”), as collateral agent under the Collateral Agency Agreement referred to herein (in such capacity, including any successor thereto, the “Collateral Agent”) for the benefit of the Secured Parties described herein.
WITNESSETH
WHEREAS, the Grantors and Wilmington Trust, as trustee (in such capacity, including any successor thereto, the “Trustee”), have entered into that certain indenture dated as of July 1, 2020 (as amended, amended and restated, supplemented, or otherwise modified or Refinanced from time to time, the “Indenture”), pursuant to which the Company is issuing $250,000,000 aggregate principal amount of 12.0% Senior Secured Notes due 2025 (the “Notes”);
WHEREAS, the Company, the Grantors, the Trustee and the Collateral Agent have entered into that certain Collateral Agency Agreement dated as of July 1, 2020 (as amended, amended and restated, supplemented, otherwise modified from time to time, the “Collateral Agency Agreement”), pursuant to which the Collateral Agent has been appointed by the Trustee on behalf of the Senior Noteholders, and the Collateral Agent has agreed, to hold and administer the Liens granted pursuant to the Security Documents for the ratable benefit of all of the Secured Parties on a pari passu basis;
WHEREAS, the Company and/or one or more Subsidiaries of the Company may, in the future, enter into one or more Intercreditor Agreements (as defined below);
WHEREAS, each Grantor is the owner of the Equity Interests of Subsidiaries of the Company (the “Initial Pledged Equity”) set forth opposite such Grantor’s name on and otherwise described in Schedule I hereto and issued by the Persons named therein;
WHEREAS, the Grantors have established an account (the “Collateral Proceeds Account”) with Wilmington Trust, National Association, at its office at 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, Account No. 105151-001, in the name of “Century Aluminum Collateral Account”;

WHEREAS, subject to the terms of the Intercreditor Agreement, pursuant to the Indenture, the Grantors are required to deposit into the Collateral Proceeds

Account amounts constituting (i) cash proceeds from the sale, lease, transfer, or other disposition (or series of related sales, leases, transfers or other dispositions) of Collateral (as defined herein) having an aggregate fair market value (as determined under the Indenture) of more than $10 million, (ii) cash proceeds in excess of $10 million of any Collateral taken by eminent domain, expropriation or other similar governmental taking and (iii) cash proceeds of $10 million or more of insurance upon any part of the Collateral (collectively, the “Cash Proceeds”); and
WHEREAS, to secure the payment and performance of all of its Secured Obligations (as defined herein), the Grantors have agreed (i) to pledge to the Collateral Agent for the benefit of the Secured Parties (as defined herein), a security interest in the Collateral and (ii) to execute and deliver this Security Agreement;
NOW, THEREFORE, in consideration of the mutual promises herein contained, and in order to induce the Senior Noteholders of the Notes to purchase the Notes, each Grantor hereby agrees with the Collateral Agent for the benefit of the Secured Parties, as follows:
SECTION 1. Defined Terms.
(a)    Terms Defined in the UCC. Unless otherwise defined herein, terms used in the UCC (as defined below) are used in this Security Agreement as such terms are defined in the UCC.
(b)    Terms Defined in the Collateral Agency Agreement. As used herein, each of the following terms shall have the meaning specified in the Collateral Agency Agreement:
Additional Authorized Representative
Additional Secured Debt Facility
Additional Secured Parties
Authorized Representative
Bankruptcy Proceeding
Change in Law
Class
Intercreditor Agreement
Lien

Notice of Actionable Default
Person
Post-Petition Interest
Refinance
Requirements of Law
Secured Debt Agreement
Secured Debt Documents
Secured Parties
Senior Noteholders
Senior Secured Note Documents
Senior Secured Note Secured Parties
Specified Tax Event
Transaction Liens
(c)    Additional Definitions. The following terms used herein have the meanings set forth below:
“Actionable Default” shall mean the occurrence of any of the following:
(i)    an “Event of Default” under and as defined in the Indenture; or
(ii)    any event or condition which, under the terms of any Additional Secured Debt Facility, causes, or permits (following the expiration of any applicable grace periods and the provision of any required notice) holders of the Additional Secured Obligations with respect to such Additional Secured Debt Facility to cause, such Additional Secured Obligations to become immediately due and payable and any applicable grace period has expired and any required notice has been provided;
provided that, upon receipt of a Notice of Actionable Default, the Collateral Agent may assume that an Actionable Default shall be deemed to be continuing unless the Notice of Actionable Default delivered with respect thereto shall have been withdrawn in a written notice delivered to the Collateral Agent by the Trustee or the Additional Authorized Representative, as applicable, prior to the first date on which the Collateral Agent commences the exercise of any remedy with respect to the Collateral following the receipt of such Notice of Actionable Default.

“Additional Grantor” shall mean each Subsidiary that shall, at any time after the date hereof, become a “Grantor” pursuant to Section 18.
“Additional Secured Obligations” shall mean all obligations of any of the Grantors from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including any Post-Petition Interest) on the indebtedness for borrowed money outstanding under each Additional Secured Debt Facility, when and as due, whether at maturity, by acceleration or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any Bankruptcy Proceeding with respect to any Grantor, regardless of whether allowed or allowable in such proceeding), of the Grantors under the Additional Secured Debt Documents owing to the Additional Secured Parties (in their capacity as such). For the avoidance of doubt, as of the date hereof, there are no Additional Secured Obligations outstanding.
“Cash Proceeds” has the meaning assigned to such term in the recitals.
“CFC” has the meaning assigned to such term in the definition of “Excluded Collateral”.
“Collateral” has the meaning assigned to such term in Section 2.
“Collateral Agency Agreement” has the meaning assigned to such term in the recitals.
“Collateral Agent” has the meaning assigned to such term in the preamble.
“Collateral Proceeds Account” has the meaning assigned to such term in the recitals.
“Company” has the meaning assigned to such term in the preamble.
“Equity Interests” shall have the meaning assigned to such term in the Indenture.
“Excluded Equipment” has the meaning assigned to such term in the definition of “Excluded Property”.
“Excluded Property” means
(i)    after a Specified Tax Event, any of the outstanding capital stock of a “controlled foreign corporation” (“CFC”) (or equity of any pass-through entity owner thereof) of any Grantor under Section 957 of the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder, or any entity all or substantially all of the assets of which are CFCs, and any entity which would be a CFC except for any alternate classification under Treasury Regulation 301.7701-3, or any successor provisions to the foregoing, in excess of 65% of the voting power of all classes of capital stock of such CFC entitled to vote (or equity of any pass-through entity owner of a CFC);
(ii)    any item of Equipment listed on Schedule II, as supplemented from time to time (such Equipment being “Excluded Equipment”); provided that the aggregate book value of the items listed therein, as such Schedule may be supplemented from time to time, at any time outstanding does not exceed 5% of the aggregate book value of (i) all equipment of the Grantors at such time plus (ii) all real property (including improvements) of the Grantors at such time;
(iii)    Motor Vehicles;
(iv)    any individual item of moveable Equipment (including office Equipment) with a book value of less than $10,000 per item; and
(v)    any Equipment to the extent that the grant of a security interest therein is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such Equipment, except to the extent that such term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law;
provided, however, that Excluded Property shall not include any proceeds, substitutions or replacements of any Excluded Property referred to in clauses (i) through (vi) that constitute Collateral (unless such proceeds, substitutions or replacements would themselves constitute Excluded Property referred to in clauses (i) through (vi)).
“Federal Book Entry Regulations” means the federal regulations contained in Subpart B governing book-entry securities consisting of U.S. Treasury bills, notes and bonds and Subpart D of 31 C.F.R. Part 357, 31 C.F.R. § 357.2, § 357.10 through § 357.14 and § 357.41 through § 357.44.
“Grantor” and “Grantors” have the meanings assigned to such terms in the preamble.
“Indenture” has the meaning assigned to such term in the recitals.
“Initial Pledged Equity” has the meaning assigned to such term in the recitals.

“Mortgage” means a mortgage or deed of trust or similar instrument in customary form (taking into account all relevant circumstances, including customary industry practice for mining financings) in each case creating a Lien (to the extent feasible) on real property and improvements thereto in favor of the Collateral Agent (or a sub-agent appointed pursuant to the Collateral Agency Agreement) for the benefit of the Secured Parties and with such changes in the form thereof as may be appropriate for the purpose of conforming to customary local practice for similar instruments in the jurisdiction where such real property is located.
“Motor Vehicles” means all vehicles covered by a certificate of title law of any state.
“Notes” has the meaning assigned to such term in the recitals.
“Opinion of Counsel” means a written opinion of legal counsel (who may be counsel to the Company or other counsel) addressed and delivered to the Collateral Agent.
“Perfection Certificate” means, with respect to any Grantor, a certificate substantially in the form of Exhibit B, completed and supplemented with schedules, if any, contemplated thereby and signed by an officer of such Grantor.
“Permitted Liens” shall mean (i) the Transaction Liens and (ii) any other Liens on the Collateral permitted to be created or assumed or to exist pursuant to each of (A) Section 4.08 of the Indenture and (B) any other Secured Debt Agreement.
“Pledged Collateral” means the Pledged Equity.
“Pledged Equity” has the meaning assigned to such term in Section 2.
“Post-Default Rate” means the interest rate owed on any overdue payments of principal or interest on the Notes as provided therein.
“Proceeds” shall mean all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, any Collateral, including all claims of the relevant Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral.
“Secured Obligations” shall mean (a) the Senior Secured Note Obligations, (b) subject to Section 2(b) of the Collateral Agency Agreement, the Additional Secured Obligations and (c) all amounts (including Post-Petition

Interest) now or hereafter payable by the Company or any of its Subsidiaries arising under the Security Documents to the Collateral Agent. For the avoidance of doubt, if the Transaction Liens securing any Class of Secured Obligations are released pursuant to Section 7(a)(iv) of the Collateral Agency Agreement, such obligations shall cease to be Secured Obligations.
“Security Agreement” has the meaning assigned to such term in the preamble, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, the Collateral Agency Agreement and the Intercreditor Agreement.
“Security Documents” shall mean this Security Agreement, the security agreement supplements in the form of Exhibit A or B thereto, the Intercreditor Agreement, the Collateral Agency Agreement, the Mortgages and all other supplemental or additional security agreements, control agreements, mortgages or similar instruments delivered pursuant to the Secured Debt Documents.
“Security Interests” means the security interests in the Collateral granted hereunder securing the Secured Obligations.
“Senior Secured Note Obligations” shall mean all obligations of any of the Grantors from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including any Post-Petition Interest) on the Notes and any other series of notes outstanding under the Indenture, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any Bankruptcy Proceeding with respect to any Grantor, regardless of whether allowed or allowable in such proceeding), of the Grantors under the Senior Secured Note Documents owing to the Senior Secured Note Secured Parties (in their capacity as such).
“Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof).
“Trustee” has the meaning assigned to such term in the preamble.
“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdictions for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.
“Voting Stock” shall have the meaning assigned to such term in the Indenture.
(d)    Rules of Construction. The rules of construction specified in Section 1(b) of the Collateral Agency Agreement also apply to this Agreement.
SECTION 2. Pledge and Grant of Security Interest; Intercreditor Agreement. In order to secure the Secured Obligations, each Grantor hereby pledges to the Collateral Agent for the benefit of the Secured Parties, and hereby grants to the Collateral Agent for the benefit of the Secured Parties, a continuing security interest in and to all of such Grantor’s right, title and interest in and to all of the following, whether now owned or hereafter acquired by such Grantor, wherever located and whether now or hereafter existing or arising (hereinafter collectively referred to as the “Collateral”):
(i)        all Equipment;
(ii)        (x) the Initial Pledged Equity and certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash instruments, and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all warrants, rights or options issued thereon or with respect thereto; and (y) all additional shares of stock and other Equity Interests of existing or newly-acquired or created Subsidiaries of the Company from time to time acquired by such Grantor in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all warrants, rights or options issued thereon or with respect thereto;
(iii)        such Grantor’s interest in (x) the Collateral Proceeds Account; (y) all cash monies, investment property, instruments and financial assets (including, without limitation, the Investments) held in the Collateral Proceeds Account; and (z) all Cash Proceeds, whether or not held in the Collateral Proceeds Account;
(iv)        all books and records (including computer materials and records) of such Grantor pertaining to any of its Collateral; and

(v)        all Proceeds of the Collateral described in the foregoing clauses (i) through (iv);
provided that notwithstanding anything herein to the contrary, Excluded Property is excluded from the foregoing grant of security interest and the definition of “Collateral”; provided, however, the security interests and Liens granted hereunder shall attach to, and the “Collateral” shall automatically include any asset or property of a Grantor that ceases to be Excluded Property, without further action by any Grantor or Secured Party.
Anything contained herein to the contrary notwithstanding, the relative rights and remedies of the Collateral Agent hereunder and any First Lien Agent (as defined in the Intercreditor Agreement) shall be subject to and governed by the terms of the Intercreditor Agreement. In the event of any inconsistency between the terms hereof and the Intercreditor Agreement, the Intercreditor Agreement shall control at any time the Intercreditor Agreement is in effect.
SECTION 3. Security for Obligations. This Security Agreement and the grant of a security interest in the Collateral hereunder secures the prompt and complete payment and performance by each Grantor of such Grantor’s Secured Obligations.
SECTION 4. Delivery and Control of Pledged Collateral. Subject to the terms of the Intercreditor Agreement, all certificates or instruments representing or evidencing existing Pledged Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in form suitable for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, except to the extent that such transfer or assignment is prohibited by applicable law. The Collateral Agent hereby agrees that upon receipt of written instructions from the First Lien Agent or the Person designated by the First Lien Agent, to deliver to the First Lien Agent (as defined in the Intercreditor Agreement) or the Person designated by the First Lien Agent any and all certificates or instruments representing or evidencing Pledged Collateral (and to otherwise deliver any other Collateral over which it has “control” at such time) it has received pursuant to this Security Agreement that are specified to be delivered upon the terms (including the date) specified therefor in the Intercreditor Agreement.
(a)    At any time when an Actionable Default shall have occurred and be continuing, subject to the terms of the Intercreditor Agreement, the Collateral Agent may (and to the extent that action by it is required, the relevant Grantor, if directed to do so by the Collateral Agent (as directed in writing by the Applicable Authorized Representative (as defined in the Collateral Agency Agreement)), will as promptly as practicable) cause each of the Pledged Equity (or any portion thereof specified in such direction) to be transferred of record into the name of the Collateral Agent or its nominee. Each Grantor will take any and all actions reasonably requested by the Collateral Agent (as directed in writing by the Applicable Authorized Representative (as defined in the Collateral Agency Agreement)) to facilitate compliance with this Section. If the provisions of this Section are implemented, Section 4(b) shall not thereafter apply to any Pledged Equity that is registered in the name of the Collateral Agent or its nominee. The Collateral Agent will promptly give to the relevant Grantor copies of any notices and other communications received by the Collateral Agent with respect to Pledged Equity registered in the name of the Collateral Agent or its nominee. In addition, the Collateral Agent shall have the right upon the occurrence and during the continuance of an Actionable Default and subject to the terms of the Intercreditor Agreement, to convert Pledged Collateral consisting of financial assets credited to any securities account or deposit account to Pledged Collateral consisting of financial assets held directly by the Collateral Agent, and to convert Pledged Collateral consisting of financial assets held directly by the Collateral Agent to Pledged Collateral consisting of financial assets credited to any securities or commodity account.
(b)    All Pledged Collateral, when delivered to the Collateral Agent, will be in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed.
(c)    If and so long as the Collateral includes any Equity Interest in, or other investment property issued by, a legal entity organized under the laws of a jurisdiction outside the United States, the relevant Grantor will, and subject to the terms of the Intercreditor Agreement, take all such action as may be required under the laws of such foreign jurisdiction to ensure that the Lien on such Collateral ranks prior to all Liens (except as permitted under any Secured Debt Agreements) and rights of others therein.
(d)    Any limited liability company and any partnership controlled by any Grantor shall either (i) not include in its operative documents any provision that any Equity Interests in such limited liability company or such partnership be a “security” as defined under Article 8 of the UCC, or (ii) certificate any Equity Interests in any such limited liability company or such partnership. To the extent an interest in any limited liability company or partnership controlled by any Grantor and pledged hereunder is certificated or becomes certificated, each such certificate, subject to the terms of the Intercreditor Agreement, shall be delivered to the Collateral Agent pursuant to this Section 4 and such Grantor shall fulfill all other requirements under this Section 4 applicable in respect thereof.
(e)    Subject to the Intercreditor Agreement, when such Grantor delivers the certificate representing any Pledged Collateral owned by it to the Collateral Agent and complies with Section 4(a) in connection with such delivery, (i) the Lien on such Pledged Collateral will be perfected, subject to no prior Liens other than Permitted Liens, (ii) the Collateral Agent will have control of such Pledged Collateral and (iii) if the Collateral Agent does not have notice of any adverse claim to the Pledged Collateral, the Collateral Agent will be a protected purchaser (within the meaning of UCC Section 8-303) thereof.
SECTION 5. [Reserved].
SECTION 6. As to Equipment.
(a)    Each Grantor will keep its Equipment having a value in excess of $5 million at the places therefor specified in Schedule III, or, upon 10 days’ prior written notice to the Collateral Agent, at such other places designated by such Grantor in such notice.
(b)    Each Grantor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including, without limitation, claims for labor, materials and supplies) against its Equipment if and to the extent that payment thereof is required by the terms of the Secured Debt Documents.
SECTION 7. Representations and Warranties. Each Grantor hereby represents and warrants as of the date hereof that:
(a)    Such Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction in its Perfection Certificate.
(b)    Such Grantor’s exact legal name, chief executive office, type of organization, jurisdiction of organization and organizational identification number as of the date hereof is set forth in its Perfection Certificate. Within the twelve months preceding the date hereof, such Grantor has not changed its name, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in its Perfection Certificate hereto except as indicated in its Perfection Certificate.
(c)    The execution and delivery by each Grantor of, and the performance by such Grantor of its obligations under, this Security Agreement will not (i) contravene (A) any provision of applicable law, (B) the certificate of incorporation or by-laws (or other organizational documents in the case of any non-corporate Grantor) of any Grantor, (C) any agreement or other instrument binding upon any Grantor or any of its subsidiaries or (D) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, except, in the cases of (C) and (D), for contraventions that would not have a material adverse effect on the Company and its Subsidiaries taken as a whole or the Security Interests or (ii) result in the creation or imposition of any Lien on any assets of any Grantor, except for the Security Interests granted under this Security Agreement.
(d)    No consent, approval, authorization, order of, action by notice to, filing or qualification with, any governmental authority, regulatory body, agency or other Person is required for (i) the execution, delivery or performance by any Grantor of its obligations under this Security Agreement, (ii) the grant by any Grantor of the Security Interest, (iii) the perfection or maintenance of the Security Interest (including the second priority nature (to the extent set forth in the Intercreditor Agreement) of such Security Interest) or (iv) the exercise by the Collateral Agent of its voting or other rights provided for in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement, except (x) as may be required in connection with the disposition of any portion of the Collateral by laws affecting the offering and sale of securities generally, (y) the filings of UCC-1 financing statements in the applicable filing offices for each Grantor and (z) those for which the failure to obtain, take, provide notice to or filing or qualification with would not have a material adverse effect on the Company and its Subsidiaries taken as a whole or the Security Interests.
(e)    Each Grantor is the beneficial owner of the Collateral pledged by it hereunder, free and clear of any Lien, claim, option or right of any Person (except for the Security Interests and any Permitted Liens). No financing statement or instrument similar in effect covering all or any part of such Collateral is on file in any public or recording office, other than (i) any financing statements filed from time to time pursuant to this Security Agreement and the other Security Documents and (ii) any financing statements filed from time to time in favor of any First Lien Agent (as defined in the Intercreditor Agreement) or an agent, trustee, or representative of the First Lien Agent or that are otherwise permitted under the Secured Debt Agreements.
(f)    This Security Agreement has been duly authorized, validly executed and delivered by each Grantor and constitutes a valid and binding agreement of such Grantor, enforceable against such Grantor in accordance with its terms, except as (i) the enforceability hereof be limited by bankruptcy, insolvency or similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally (regardless of whether considered in an action at law or in equity) and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.
(g)    Assuming compliance by the Collateral Agent with its agreements hereunder and when UCC financing statements have been filed in the filing offices specified in the Perfection Certificate, the pledge and grant by each Grantor of a Security Interest in the Collateral pursuant to this Security Agreement for the ratable benefit of the Secured Parties will constitute a valid and perfected security interest in such Collateral, securing the payment of the Secured

Obligations of such Grantor, enforceable as such against all creditors of such Grantor (and any persons purporting to purchase any of the Collateral from such Grantor), subject to no other Liens other than Permitted Liens and subject to the terms of the Intercreditor Agreement.
(h)    With respect to each Grantor, Schedule I lists all Equity Interests in Subsidiaries of the Company owned by such Grantor as of the date hereof.
(i)    All Pledged Equity owned by such Grantor is owned by it free and clear of any Lien other than (i) the Permitted Liens and (ii) any inchoate tax liens. All Pledged Equity pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non-assessable.
(j)    Such Grantor’s Collateral is insured as required by the Secured Debt Agreements.
(k)    Such Grantor has delivered a Perfection Certificate to the Collateral Agent. With respect to each Grantor, the information set forth therein is correct and complete in all material respects as of the date hereof.
SECTION 8. Further Assurances. Each Grantor agrees that subject to the Intercreditor Agreement from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or required by applicable law, or as the Collateral Agent may reasonably request, in order to perfect and protect the Security Interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral after the occurrence and during the continuance of an Actionable Default. Without limiting the generality of the foregoing, each Grantor will: (i) if any Collateral shall be evidenced by a promissory note or other instrument, subject to the Intercreditor Agreement and Section 4 of this Security Agreement, deliver and pledge to the Collateral Agent hereunder such note or instrument, duly indorsed and accompanied by duly executed instruments of transfer or assignment; (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or required by applicable law or as the Collateral Agent may reasonably request, in order to perfect and preserve the Security Interests granted or purported to be granted hereby; (iii) subject to the Intercreditor Agreement and Section 4 of this Security Agreement, deliver and pledge to the Collateral Agent for the benefit of the Secured Parties certificates representing Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank; and (iv) deliver to the Collateral Agent evidence that all other action that may be necessary or required by applicable law or that the Collateral Agent may reasonably request in order to perfect and protect the security interest created by Grantor under this Security Agreement has been taken.

(b)    Each Grantor hereby authorizes the Collateral Agent (or any Authorized Representative) to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of such Grantor where permitted by law. A photocopy or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Notwithstanding anything to the contrary contained herein, the Collateral Agent shall have no responsibility for the preparing, recording, filing, re-recording, or re-filing of any financing statement, continuation statement or other instrument in any public office or otherwise.
(c)    The Company will promptly pay all reasonable costs incurred in connection with any of the foregoing within 30 days of receipt of a detailed invoice therefor. Each Grantor also agrees, whether or not requested by the Collateral Agent, to take all actions that are necessary to perfect or continue the perfection of, or to protect the second priority (to the extent set forth in the Intercreditor Agreement) of, the Collateral Agent’s Security Interest in and to the Collateral, including the filing of all necessary financing and continuation statements, and to protect the Collateral against the rights, claims or interests of third persons (other than any such rights, claims or interests created by or arising through the Collateral Agent or such rights, claims or interest permitted under the Indenture or any other Secured Debt Agreement).
(d)    Such Grantor will not (i) change its name or organizational form or structure, (ii) change its location (determined as provided in UCC Section 9-307) or (iii) become bound, as provided in UCC Section 9-203(d) or otherwise, by a security agreement entered into by another Person (except the First Lien Agent or an agent, trustee, or representative of the First Lien Agent) and in which such Grantor pledges or grants a security interest in any Collateral, unless it shall have given the Collateral Agent prior notice thereof and delivered an Opinion of Counsel with respect thereto in accordance with Section 8(e).
(e)    At least 10 days before it takes any action contemplated by Section 8(d) (other than becoming bound by a security agreement entered into by the First Lien Agent or an agent, trustee, or representative of the First Lien Agent), such Grantor will, at the Company’s expense, cause to be delivered to the Collateral Agent (i) an Opinion of Counsel, in form and substance satisfactory to the Collateral Agent, to the effect that all financing statements and amendments or supplements thereto, continuation statements and other documents required to be filed or recorded in order to perfect and protect the Security Interests against all creditors of and purchasers from such Grantor after it takes such action (except any continuation statements specified in such Opinion of Counsel that are to be filed more than six months after the date thereof) have been filed or recorded in each office necessary for such purpose and (ii) a certificate of a responsible officer of such Grantor certifying that (a) all fees and taxes, if any, payable in connection with such filings or recordations have been paid in full and (b) except as otherwise permitted by the Secured Debt Agreements, such action will not adversely affect the perfection or priority of the Security Interests on any Collateral to be owned by such Grantor after it takes such action or the accuracy of such Grantor’s representations and warranties herein relating to such Collateral.
SECTION 9. Covenants. Each Grantor covenants and agrees it will not:
(a)    sell or otherwise dispose of, and will not purport to sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or its beneficial interest therein, except for any disposition permitted by Sections 4.10 or 4.13 of the Indenture and similar provisions, if any, in any other Secured Debt Agreement;
(b)    create or permit to exist any Lien on any of the Collateral (except for the Security Interests and any Permitted Liens);
(c)    enter into any agreement or understanding that restricts or inhibits or purports to restrict or inhibit the Collateral Agent’s rights or remedies hereunder, including, without limitation, the Collateral Agent’s right to sell or otherwise dispose of the Collateral (other than the Secured Debt Agreements and agreements and understandings for sales and other dispositions of Collateral to the extent permitted under the Secured Debt Agreements); or
(d)    permit any issuer of Pledged Equity pledged by such Grantor to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer except to such Grantor or its Affiliates, and subject to the terms of this Security Agreement and the Intercreditor Agreement, pledge hereunder, promptly upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities constituting Pledged Equity acquired by such Grantor in any manner (including taking such actions with respect thereto as are set forth in Section 4 hereof).
SECTION 10. Right to Vote Securities. Subject to the terms of the Intercreditor Agreement, unless an Actionable Default shall have occurred and be continuing, each Grantor will have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to any Pledged Equity owned by it and the financial asset underlying any pledged security entitlement owned by it.
(a)    If an Actionable Default shall have occurred and be continuing and subject to the Intercreditor Agreement, the Collateral Agent will have the exclusive right to the extent permitted by law to vote, to give consents, ratifications and waivers and to take any other action with respect to the pledged investment property, the other Pledged Equity and the financial assets underlying the pledged security entitlements, with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof, and each Grantor will take all such action as the Collateral Agent may reasonably request from time to time to give effect to such right.
SECTION 11. Authority to Administer Collateral. Each Grantor irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of such Grantor, any Secured Party or otherwise, for the sole use and benefit of the Secured Parties, but at the Company’s expense, to the extent permitted by law to exercise, at any time and from time to time, in each case, while an Actionable Default shall have occurred and be continuing, all or any of the following powers with respect to all or any of such Grantor’s Collateral, subject to the Intercreditor Agreement:
(a)    to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,
(b)    to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,
(c)    to sell, lease, license or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof, and
(d)    to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto;
provided that, the Collateral Agent or its designee will give the relevant Grantor at least ten days’ prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made. Any such notice shall (i) contain the information specified in UCC Section 9-613, (ii) be authenticated and (iii) be sent to the parties required to be notified pursuant to UCC Section 9-611(c); provided that, if the Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.
SECTION 12. No Assumption of Duties; Reasonable Care. The rights and powers conferred on the Collateral Agent hereunder are solely to preserve and protect the Security Interest of the Secured Parties in and to the Collateral granted hereby and to deliver certain Collateral as set forth in Section 4 of this Security Agreement and shall not be interpreted to, and shall not impose any duties on the Collateral Agent in connection therewith other than those expressly provided herein or imposed under applicable law or the Secured Debt Agreements. Except as provided by applicable law, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords similar property held by the Collateral Agent for its own account, it being understood that the Collateral Agent in its capacity as such shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, (b)taking any necessary steps to preserve rights against any parties with respect to any Collateral or (c) investing or reinvesting any of the Collateral or any loss on any investment. The Collateral Agent shall not be responsible for the sufficiency of the Collateral (other than with respect to the requirements to deliver possessory Collateral as set forth in Section 4 of this Security Agreement) or this Security Agreement and shall be entitled to all the rights, benefits, privileges protections, indemnities and immunities accorded to the Trustee under Article 7 of the Indenture.
SECTION 13. Indemnity. Without limitation of its indemnification under the Indenture or any other Secured Debt Agreement, each Grantor, jointly and severally, shall indemnify, hold harmless and defend the Collateral Agent and its directors, officers, agents and employees, from and against, and shall pay on demand any and all claims, actions, obligations, losses, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, and reasonable legal fees, costs and damages arising from the Collateral Agent’s performance as Collateral Agent under this Security Agreement, except to the extent that such claim, action, obligation, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such indemnified person’s gross negligence or willful misconduct. This indemnification shall survive the termination of this Security Agreement and the resignation or removal of Collateral Agent.
SECTION 14. Remedies upon an Actionable Default. Subject to the terms of the Intercreditor Agreement, if an Actionable Default shall have occurred and be continuing, the Collateral Agent may exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or so such sub-agents) under the Security Documents.
(a)    Without limiting the generality of the foregoing, subject to the terms of the Intercreditor Agreement, if an Actionable Default shall have occurred and be continuing, the Collateral Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Collateral and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. To the maximum extent permitted by applicable law, any Secured Party may be the purchaser of any or all of the Collateral at any such sale and (with the consent of the Collateral Agent, which may be withheld in its discretion) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply all or any part of the Secured Obligations as a credit on account of the purchase price of any Collateral payable at such sale. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obliged to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the maximum extent permitted by law, each Grantor hereby waives any claim against any Secured Party arising because the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. The Collateral Agent may disclaim any warranty, as to title or as to any other matter, in connection with such sale or other disposition, and its doing so shall not be considered adversely to affect the commercial reasonableness of such sale or other disposition.
(b)    If the Collateral Agent sells any of the Collateral upon credit, the Grantors will be credited only with payment actually made by the purchaser, received by the Collateral Agent and applied in accordance with this Section 14. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the same, subject to the same rights and duties set forth herein.
(c)    Notice of any such sale or other disposition shall be given to the relevant Grantor(s) as required by Section 11.
(d)    Subject to the Intercreditor Agreement, the proceeds of any sale of, or other realization upon, all or any part of the Collateral pursuant to this Section 14 and any cash held in the Collateral Proceeds Account at such time shall be applied by the Collateral Agent in the order of priorities set out in Section 4 of the Collateral Agency Agreement.

(e)    Subject to the terms of the Intercreditor Agreement, the Collateral Agent may, without notice to the Grantors except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against the Collateral Proceeds Account or any part thereof.
(f)    Each Grantor further agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make any disposition of any portion of the Collateral pursuant to this Section 14 valid and binding and in compliance with any and all other applicable requirements of law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 14 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 14 shall be specifically enforceable against each Grantor, and, to the extent permitted by law, each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants, except for a defense that no Actionable Default has occurred and is continuing or that such covenants need to be performed in accordance with the Intercreditor Agreement.
(g)    Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Collateral Agent and the other Secured Parties by reason of the failure by such Grantor to perform any of the covenants contained in this Section 14 and, consequently, agrees that, if such Grantor shall fail to perform any of such covenants, it will pay, as liquidated damages and not as a penalty, an amount equal to the value of the Collateral on the date the Collateral Agent, subject to the terms of the Intercreditor Agreement, shall demand compliance with this Section 14.
SECTION 15. Expenses. Each Grantor, jointly and severally, agrees that it will, within 30 days of demand therefor, pay to the Collateral Agent the amount of any and all reasonable and duly documented expenses, including, without limitation, the reasonable fees, expenses and disbursements of counsel, experts and agents retained by the Collateral Agent, that the Collateral Agent may incur in connection with (a) the administration of this Security Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, if in the case of such custody or preservation, the Collateral Agent shall have complied with its obligations in Section 12 and, if applicable, Section 4 of this Security Agreement, (c) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder and (d) the failure by any Grantor to perform or observe any of the provisions hereof.
SECTION 16. Security Interest Absolute. All rights of the Collateral Agent and the other Secured Parties and the pledges, assignments and security interests hereunder, and all obligations of the Grantors hereunder, shall be irrevocable, absolute and unconditional irrespective of and each Grantor hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following, other than performance or satisfaction of the requisite obligations:
(a)    any lack of validity or enforceability of any Secured Debt Document or any other agreement or instrument relating thereto;
(b)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Secured Debt Document or any other agreement or instrument relating thereto;
(c)    any taking, exchange, surrender, release or non-perfection of any Liens on any Collateral or any other collateral for all or any of the Secured Obligations;
(d)    any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other assets of such Grantor (other than as provided Collateral Agency Agreement and the Intercreditor Agreement);
(e)    any change, restructuring or termination of the corporate structure or existence of such Grantor; or
(f)    any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Collateral Agent, the Trustee, any holder of Secured Obligations or any other Person, which might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or of this Security Agreement.
SECTION 17. Continuing Security Interest; Termination. This Security Agreement shall create a continuing security interest in and to the Collateral and shall, unless otherwise provided in this Security Agreement or the Secured Debt Agreements, remain in full force and effect until the payment in full in cash of the Secured Obligations. Subject to the terms of the Intercreditor Agreement, the security interest granted by each Grantor hereunder shall automatically terminate, be released or be subordinated as set forth in Section 7 of the Collateral Agency Agreement. Upon the termination of a Transaction Lien or release of Collateral, the Collateral Agent will, at the expense of the applicable Grantor, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the termination of such security interest or the release of such Collateral, as the case may be.

SECTION 18. Additional Grantors. Any Subsidiary may become a party hereto by signing and delivering to the Collateral Agent a Security Agreement Supplement, substantially in the form of Exhibit A hereto, whereupon such Subsidiary shall become a “Grantor” as defined herein.
SECTION 19. [Reserved].
SECTION 20. Successors and Assigns. This Security Agreement shall be binding upon each Grantor, its transferees, successors and assigns, and shall inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, transferees and assigns. If the Collateral Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Collateral Agent with the same effect as if the successor Collateral Agent had been named as the Collateral Agent in this Security Agreement.
SECTION 21. Miscellaneous Provisions.
(a)    Notices. Each notice, request or other communication given to any party hereunder shall be given in accordance with Section 9 of the Collateral Agency Agreement, and in the case of any such notice, request or other communication to a Grantor other than the Company, shall be given to it in care of the Company.
(b)    Severability. The provisions of this Security Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Security Agreement in any jurisdiction.
(c)    Table of Contents and Headings. The Table of Contents and headings of the Sections of this Security Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
(d)    Counterparts. This Security Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Security Agreement by telecopier or other electronic transmission shall be effective as delivery of a manually executed counterpart of the same.

(e)    Benefits of Security Agreement. Nothing in this Security Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Trustee and any holder of Secured Obligations, any benefit or any legal or equitable right, remedy or claim under this Security Agreement.
(f)    Amendments, Waiver and Consents. Except pursuant to a Security Agreement Supplement, neither this Agreement nor any provision hereof may be waived, amended or modified except (i) as permitted under the Intercreditor Agreement (if any) and (ii) pursuant to an agreement or agreements in writing entered into by the Collateral Agent, with the consent of such Secured Parties as are required to consent thereto under Section 8(c) of the Collateral Agency Agreement. No such waiver, amendment or modification shall be binding upon any Grantor, except with its written consent.
(g)    The Company shall have the right to supplement Schedule II from time to time, subject to the limits described in the definition of “Excluded Property.”
(h)    General Provisions Concerning the Collateral Agent. The provisions of the Collateral Agency Agreement with respect to the Collateral Agent shall inure to the benefit of the Collateral Agent and shall be binding on each Grantor and each Secured Party with full force and effect as though stated in this Agreement in their entirety.
(i)    Governing Law; Submission to Jurisdiction; Waiver of Damages and Bonds.
(i)        This Security Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as otherwise required by mandatory provisions of law (whether under the UCC as in effect in the State of New York or the Federal Book Entry Regulations) and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.
(ii)        Each Grantor hereby agrees to submit to the jurisdiction of any state or Federal court located in the Borough of Manhattan, City of New York.
(iii)        Each Grantor agrees that it will not assert any counterclaims, setoffs or crossclaims in any proceeding brought by the Collateral Agent to realize on such property or to enforce a judgment or other court order in favor of the Collateral Agent, except for such counterclaims, setoffs or crossclaims which, if not asserted in any such proceeding, could not otherwise be brought or asserted.

(iv)        Each Grantor waives any objection that it may have to the location of a court in The City of New York once the Collateral Agent has commenced a proceeding described in this Section 21(i) including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens.
(v)        Each Grantor agrees that no holder of Secured Obligations (except as otherwise provided in this Security Agreement or in the Secured Debt Agreements), the Collateral Agent or the Trustee in their respective capacities as such shall have any liability to such Grantor (whether arising in tort, contract or otherwise) for losses suffered by such Grantor in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by this Security Agreement, or any act, omission or event occurring in connection therewith, except that the Collateral Agent shall be liable if it is determined by a final and nonappealable judgment of a court that is binding on the Collateral Agent that such losses were the result of acts or omissions on the part of the Collateral Agent constituting gross negligence or willful misconduct.
(vi)        To the extent permitted by applicable law, each Grantor waives the posting of any bond otherwise required of the Collateral Agent or any other Secured Party in connection with any judicial process or proceeding to enforce any judgment or other court order pertaining to this Security Agreement or any related agreement or document entered in favor of any Secured Party or to enforce by specific performance, temporary restraining order or preliminary or permanent injunction this Security Agreement or any related agreement or document between the Grantors on the one hand and the Secured Parties on the other hand.
SECTION 22. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.
[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have each caused this Security Agreement to be duly executed and delivered as of the date first above written.

Grantors: CENTURY ALUMINUM COMPANY
By:	/s/ Jesse E. Gary
Name: Jesse E. Gary
Title: Executive Vice President, Chief Operating Officer and General Counsel

CENTURY KENTUCKY, INC.
By:	/s/ Jesse E. Gary
Name: Jesse E. Gary
Title: President

METALSCO, LLC
By:	/s/ Jesse E. Gary
Name: Jesse E. Gary
Title: President

SKYLINER, LLC
By:	/s/ Jesse E. Gary
Name: Jesse E. Gary
Title: President

[Signature page to Second Lien Pledge And Security Agreement]

NSA GENERAL PARTNERSHIP By: Century Kentucky, Inc., Managing Partner
By:	/s/ Jesse E. Gary
Name: Jesse E. Gary
Title: President

CENTURY ALUMINUM OF KENTUCKY GENERAL PARTNERSHIP By: Metalsco, LLC, Managing Partner
By:	/s/ Jesse E. Gary
Name: Jesse E. Gary
Title: President

CENTURY ALUMINUM HOLDINGS, LLC
By:	/s/ Jesse E. Gary
Name: Jesse E. Gary
Title: President

[Signature page to Second Lien Pledge And Security Agreement]

CENTURY MARKETER LLC
By:	/s/ Jesse E. Gary
Name: Jesse E. Gary
Title: President

CENTURY ALUMINUM SEBREE LLC
By:	/s/ Jesse E. Gary
Name: Jesse E. Gary
Title: President

CENTURY ALUMINUM OF SOUTH CAROLINA, INC.
By:	/s/ Jesse E. Gary
Name: Jesse E. Gary
Title: President

[Signature page to Second Lien Pledge And Security Agreement]

Collateral Agent:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent
By:	/s/ Barry D.Somrock
Name: Barry D. Somrock
Title: Vice President

[Signature page to Second Lien Pledge And Security Agreement]